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                                  Exhibit (11)

                       STERLING BANCORP AND SUBSIDIARIES
                Statement Re: Computation of Per Share Earnings


                                                                       Three Months Ended                    Six Months Ended
                                                                             June 30,                              June 30,
                                                                   ---------------------------------------------------------------
                                                                      1994            1993               1994              1993
                                                                   ----------      ----------         ----------        ----------
Income for primary earnings per share:
   Net income                                                A     $  962,404      $  801,958         $1,872,871        $1,543,722
                                                                   ==========      ==========         ==========        ==========

Income for fully diluted earnings
   per share:
      Net income                                                   $  962,404      $  801,958         $1,872,871        $1,543,722
      Add expenses, net of tax effect
         on assumed conversion of
         Convertible Subordinated
         Debentures:
           Interest                                                   218,950         237,262            417,292           471,915
           Amortization of bond discount
              and expense                                               2,874           3,239              5,818            11,047
                                                                   ----------      ----------         ----------        ----------

      Income for fully diluted shares                        B     $1,184,228      $1,042,459         $2,295,981        $2,026,684
                                                                   ==========      ==========         ==========        ==========

Common shares for primary earnings
   per share:
      Average shares issued                                         6,496,605       6,496,605          6,496,605         6,496,449
      Added assumed conversion at the beginning
         of the period or issuance date if later:
           Stock options                                                --              --                 1,111             --
           ESOP shares allocated                                       14,037           --                12,398             --
      Less: Average Treasury shares                                   150,393         150,393            150,393           150,393
                                                                   ----------      ----------         ----------        ----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                          C      6,360,249       6,346,212          6,359,721         6,346,056
                                                                   ==========      ==========         ==========        ==========

Common shares for fully diluted
   earnings per share:
      Average common shares                                         6,360,249       6,346,212          6,359,721         6,346,056
      Add assumed conversion at the beginning
        of the period of issuance date if later:
         Convertible Subordinated Debentures                        2,176,990       2,234,343          2,176,990         2,234,343
         Series B preferred shares                                      2,576           2,576              2,576             2,576
         ESOP shares unallocated                                      235,963         250,000            237,602            83,333
         Stock options                                                  --              --                   136             --
                                                                   -----------     -----------        ----------        -----------
      Average common shares for computation
         of fully diluted earnings per
      share (See Note below)
                                                             D      8,775,778       8,833,131          8,777,025         8,666,308
                                                                   ==========      ==========         ==========        ==========




Per average common share:
   Net income                         (A / C)                       $0.15           $0.12              $0.29             $0.24
                                                                    =====           =====              =====             =====
   Net income assuming full dilution  (B / D)                       $0.13           $0.12              $0.26             $0.23
                                                                    =====           =====              =====             =====



Note:      Based on shares at end of each month.


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